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                                                                    Exhibit 10.2

                                  SUPPLEMENT
                                      TO
                           ASSET PURCHASE AGREEMENT


     THIS AMENDMENT TO ASSET PURCHASE AGREEMENT is made and entered into as of the 25th day of February, 1997, by and among Advantage Learning Systems, Inc. ("ALS") as successor with respect to certain obligations of IPS Publishing, Inc. (f/k/a IPS Acquisition, Inc.), a Washington corporation (the "Purchaser"), Welch Publishing, Inc. (f/k/a IPS Publishing, Inc.), a Washington corporation (the "Seller"), and Timothy P. Welch ("Welch") individually and as sole trustee of the TIMOTHY PETER WELCH REVOCABLE TRUST dated September 4, 1992 (the "Trust").


                                  BACKGROUND

     The Purchaser, Seller, Welch and the Trust are parties to a certain Asset Purchase Agreement dated as of August 1, 1996 (the "Asset Purchase Agreement") pursuant to which Seller sold substantially all of its assets and business to Purchaser. The Purchaser and Seller are also parties to a certain Escrow Agreement dated as of August 1, 1996 (the "Escrow Agreement") pursuant to which Seller deposited with the Escrow Agent (as defined in the Escrow Agreement) certain proceeds from such sale. Pursuant to an Assumption Agreement dated February 24, 1997, Purchaser's obligations under the Asset Purchase and Escrow Agreements to make certain purchase price payments were assumed by ALS and Purchaser was released from any obligation therefor. Under the terms of the Purchase Agreement, the Seller was given the right to defer payment of a portion of the Purchase Price received in connection with the sale of its assets and business to be held by the Escrow Agent and paid to the Seller in accordance with the terms of the Escrow Agreement. Under the current terms of the Asset Purchase Agreement and the Escrow Agreement, the Seller is to receive on January 2, 1998, all funds previously deposited with the Escrow Agent and not previously withdrawn by Seller (the "Escrow Funds"). In addition, on such date, Seller is entitled to certain additional payments as described in Section 3.3 of the Escrow Agreement (the "Additional Payments"). The parties desire to amend the Asset Purchase Agreement to provide that in the event of an Initial Public Offering by ALS (as defined in the Escrow Agreement), the Seller shall withdraw all Escrow Funds from the Escrow Agent and in lieu of receiving the Additional Payments, the Seller shall receive shares of common stock of ALS, which shares Seller may direct to be issued to certain individuals and/or the Trust. Terms used in this Agreement with initial capital letters which are not otherwise defined herein shall have the meanings assigned to such terms in the Escrow Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Supplement to Asset Purchase Agreement. Subject to and conditioned upon the closing by ALS of an Initial Public Offering (an "IPO") before December 1, 1997, the Seller shall withdraw the Escrow Funds and, in lieu of and as a substitute for the Additional Payments and any other payments to be made by ALS pursuant to the Escrow Agreement, the Seller agrees


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to accept, and ALS agrees to issue, the number of shares of common stock of ALS set forth in Paragraph (b) below (the "ALS Shares"). The Seller agrees that, upon the issuance of the ALS Shares as provided herein, it shall have no further rights to or claims for payments from ALS under the Escrow Agreement, including any rights to or claims for payment of interest or the ALS Appreciation Factor. In order to effect the withdrawal of the Escrow Funds and the issuance of the ALS Shares, the parties agree as follows:

          (a) As soon as practicable, but in no event later than ten (10) days after the closing of the IPO, the Seller shall give a notice of withdrawal to the Escrow Agent in the manner set forth in Section 3.2 of the Escrow Agreement and the parties shall take such actions as may be reasonably required to cause the Escrow Agent to pay and distribute the remaining balance of the Escrow Funds to the Seller. Notwithstanding the provisions of Section 3.2 of the Escrow Agreement, no interest payments shall be made by ALS as successor to the Purchaser upon payment of the Escrow Funds to the Seller.

          (b) Upon the closing of the IPO (but subject to reduction as provided in Section 2, below), ALS shall deliver to the Seller or its designees as hereafter provided that number of shares of ALS common stock determined by dividing $500,000 by the ALS IPO Price, rounded to the nearest whole share.

          (c) At the Seller's request and as an accommodation to the Seller (but conditioned upon execution of Acceptance Agreements as provided in Section 3), the ALS shares shall be issued to the following shareholders and/or former employees of the Seller in the following percentages (with any fractional shares otherwise issuable being rounded to the nearest whole share):

              Recipient of ALS Shares     Percentage of ALS Shares
              -----------------------     ------------------------

                  Trust                            90.61%
                  Kaye Nelson                       6.47%
                  Ruth McBratney                    2.91%

If, for any reason any such shareholder or employee does not execute an Acceptance Agreement as provided in Section 3 simultaneously with the execution hereof by the Seller, the ALS shares otherwise issuable to such person(s) shall be issued to and registered in the name of the Seller.

     2. Adjustment for Withdrawal of Escrow Funds. If the Seller withdraws any of the Escrow Funds prior to the Closing of the IPO, the number of ALS Shares to be issued as described in Section 1, above, shall be reduced in proportion to the amount of Escrow Funds so withdrawn by the Seller.

     3. Condition to Receipt of ALS Shares. As a condition to receiving ALS Shares pursuant hereto, each of the Trust, Kaye Nelson and Ruth McBratney must execute and deliver to ALS, upon execution hereof by the Seller, an Acceptance Agreement in the form attached hereto.

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     4.  Initial Public Offering or Termination.  In the event ALS does not close an IPO before December 1, 1997, this Supplemental Agreement shall be null and void and of no effect.

     5. No Other Supplement. Except as specifically provided herein, the Purchase Agreement shall remain in full force and effect without additional supplement.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

                                   ADVANTAGE LEARNING SYSTEMS, INC.
                                   (as successor to IPS Publishing, Inc.
                                   f/k/a IPS Acquisition, Inc.)

                                   By: /s/ Michael H. Baum
                                       -----------------------------------------
                                       Michael H. Baum, Chief Executive Officer

                                   WELCH PUBLISHING, INC.
                                   (f/k/a IPS Publishing, Inc.)

                                   By: /s/ Timothy P. Welch
                                       -----------------------------------------
                                       Timothy P. Welch, Chief Executive Officer

                                   By: /s/ Timothy P. Welch
                                       -----------------------------------------
                                       Timothy P. Welch

                                   THE TIMOTHY P. WELCH REVOCABLE
                                   TRUST dated September 4, 1992

                                   By: /s/ Timothy P. Welch
                                       -----------------------------------------
                                       Timothy P. Welch, sole Trustee



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